Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-67138, 333-50100, 333-41986, 333-38482, 333-83639, 333-58023, 333-58021, 333-28957, 333-28955, 333-05621, 33-94792, 33-94770, 33-79396, 33-79398) of BioSphere Medical, Inc. of our report dated January 22, 2004, with respect to the consolidated financial statements of BioSphere Medical, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP
Boston, Massachusetts
March 25, 2004